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                                                                 EXHIBIT 12.7

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC DEVELOPMENT FUND III
RATIO OF EARNINGS TO FIXED CHARGES:


                                                                                                            6 Months   6 Months
                                                                                                             Ended       Ended
                                                   Year End.   Year End.  Year End.  Year End.  Year End.   June 30,    June 30,
                                                     1995        1996        1997      1998       1999       1999        2000
                                                 ----------------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                             $  (793)    $   47     $ (871)    $   38     $  (7)      $ (2)      $ (16)

Fixed Charges:
  Interest expense                                     311        264        299         --        --         --          --
  Interest factor of rental expense                     --         --         --         --        --         --          --
                                                 ----------------------------------------------------------------------------------
             Total fixed charges                       311        264        299         --        --         --          --
                                                 ----------------------------------------------------------------------------------
             Total earnings                           (482)       311       (572)        38        (7)        (2)        (16)

             Total fixed charges                       311        264        299         --        --         --          --
                                                 ----------------------------------------------------------------------------------
Ratio of earnings to fixed charges                   (1.55)      1.18      (1.91)        --        --         --          --
                                                 ----------------------------------------------------------------------------------
  Deficiency to cover fixed charges                    793         --        871         --         7          2          16
                                                 ----------------------------------------------------------------------------------